UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GLOBAL PARTNER ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017

GLOBAL PARTNER ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

1 Rockefeller Plaza, 11th Floor, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

(646) 756-2877
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by Global Partner Acquisition Corp., a Delaware corporation (“GPAC”), in making presentations to certain of GPAC’s stockholders and other persons with respect to the transactions contemplated by the Letter of Intent described below.

The investor presentation attached as Exhibit 99.1 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

On July 27, 2017, GPAC issued a joint press release with Purple Innovation, LLC (“Purple”) announcing the execution on July 24, 2017 of a non-binding letter of intent relating to a business combination (the “Letter of Intent”). Under the terms of the Letter of Intent, GPAC and Purple intend to enter into a definitive agreement, pursuant to which GPAC would acquire Purple based on an enterprise value of Purple of $1.1 billion, with GPAC paying a portion of the purchase price in cash (currently anticipated to be approximately $90 million) and with the remainder being paid in rollover equity interests in the combined public company, subject to customary adjustments.

The joint press release of GPAC and Purple is attached as Exhibit 99.2 hereto and is incorporated into this Item 8.01 by reference.

Forward-Looking Statements

Certain statements made herein are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside GPAC’s or Purple’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:  the inability to enter into a definitive agreement with respect to the proposed business combination or to complete the transactions contemplated by the Letter of Intent; matters discovered by Purple or GPAC as they complete their respective due diligence investigation of the other; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by GPAC stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; Purple’s ability to manage growth; Purple’s ability to execute its plans to develop and market new products and the timing and costs of these development programs; Purple’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Purple’s products; the success of other competing cushioning and bedding technologies that exist or may become available; Purple’s ability to identify and integrate acquisitions; the performance of Purple’s products; rising costs adversely affecting Purple’s profitability; potential litigation involving GPAC or Purple or the validity or enforceability of Purple’s intellectual property; and general economic and market conditions impacting demand for Purple’s products.  Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither GPAC nor Purple undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Form 10-Q for the quarterly period ended March 31, 2017 and in the proxy statement to be filed by GPAC with the SEC when available. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. GPAC and Purple disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GPAC will file preliminary and definitive proxy statements with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders.  Investors and security holders of GPAC are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with GPAC’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed business combination because the proxy statements will contain important information about the proposed business combination and the parties to it.  The definitive proxy statement will be mailed to stockholders of GPAC as of a record date to be established for voting on the proposed business combination.  Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Global Partner Acquisition Corp., c/o Andrew Cook, 1 Rockefeller Plaza, 11th Floor New York, New York 10020, e-mail: info@globalpartnerac.com.

Participants in the Solicitation

GPAC, Purple, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of GPAC stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in GPAC of the directors of GPAC in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 14, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the GPAC’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of GPAC’s and Purple’s participants in the solicitation, which may, in some cases, be different than those of GPAC’s and Purple’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description of Exhibits
99.1	Investor Presentation, dated July 27, 2017

99.2	Press Release of GPAC and Purple, dated July 27, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Partner Acquisition Corp.

By:	/s/ Andrew Cook
Name: Title:	Andrew Cook Chief Financial Officer and Secretary

Date: July 27, 2017

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Investor Presentation, dated July 27, 2017

99.2	Press Release of GPAC and Purple, dated July 27, 2017

Exhibit 99.1

Purple investor presentation July 27, 2017

2 Vinny , Purple Customer Purple changes lives Leveraging deep comfort technology expertise to help millions of people feel more comfortable “My name is Vinny. I am disabled and suffer from Spastic Cerebral Palsy. My disability causes me to suffer with constant back and leg pain. My wife and I purchased our mattress on 4/28/2017. After the first night of sleeping on our Purple, I had no pain at all, and have had no pain since. This product has saved my life .”

3 A success 23 years in the making  Purple was founded by engineer brothers Tony and Terry Pearce, who have instilled a company culture focused on innovation  Prior to launching Purple, Terry and Tony spent 20 years developing and manufacturing advanced cushions for leading consumer brands  Purple spent several years developing a patented Hyper - Elastic Polymer for its mattresses, which are unlike anything in the bedding industry  The Company invented a patented, multi - million dollar machine called Mattress Max to produce its mattresses cost - effectively History of innova tion… …led to rise of comfort technology Company overview  Who: Purple is a leading comfort technology company that designs and manufactures products to improve how people sleep, sit and stand  What: Designs and manufactures a range of comfort technology offerings, including mattresses, pillows, cushions, sheets, bed platforms and other products  Why: Make people’s lives better and more comfortable throughout the entire day and night  How: Direct - to - consumer with growing brick - and - mortar and specialty retail partnerships  Headquarters : Alpine, UT  Manufacturing : 2 locations (Alpine, UT & Grantsville, UT)  Funding: No outside capital investment to date

4 Purple by the numbers Profitable since inception (3) 57 granted & pending patents 271% growth (2) $187m annualized net revenue (1) 500m video views (5) 11,000 + five - star customer reviews (6) 75% of all mattress social engagement (4) 664,000 square feet of manufacturing space (1) Based on Q2 2017 net revenue (2) Based on YoY 1H 2016 and 1H 2017 net revenue (3) Based on FY2016 and FY2017 YTD (4) Based on Shareablee Social Intelligence report (5) Based on the Company’s collection of metrics from YouTube, Facebook and other video platforms (6) Based on the Company’s internal marketing database

5 Purple’s unique strategy and differentiation ▪ Focused on improving how people sleep, sit and stand ▪ Mattresses, pillows, cushions and accessories Growing product portfolio ▪ In - house innovation, manufacturing and marketing teams Vertical integration ▪ Hyper - Elastic Polymer revolutionized the comfort technology category ▪ Patent protected (22 granted and 35 pending) Investment in technology ▪ Direct - to - consumer and emerging brick - and - mortar partnerships ▪ World - class branding and marketing team Global brand & multi - channel approach ▪ Rare intersection of hyper - growth, scale and profitability Superior financial model ▪ Deep & experienced management team led by industry veterans / pioneers Team 1 2 3 4 5 6

6 Purple’s innovative and patented technology… History of innovation led to the rise of comfort technology across sleep, sit and stand Hyper - Elastic Polymer Purple’s patented Hyper - Elastic P olymer enables the columns to provide optimum support and heat dissipation that make for the best sleep Temperature Neutral Thanks to the free air flow design and patented polymer materials, Purple doesn’t sleep hot or cool; instead, customers say “it sleeps perfect” Pressure - Releasing Comfort & Support Springs, foam, latex – air!? Those are all so last - century. Purple’s patented pressure - releasing technology provides perfect support for your spine and back with noticeably lower pressure on hips and shoulders Free Air Flow Purple’s column design allows air to flow freely, thereby preventing moisture trapping, extending the life of the mattress and providing a cleaner, more comfortable sleep x Antibacterial Food - grade Non - toxic Hypoallergenic 1

7 …Positions Purple as the next leader in a large and growing industry Purple – introduced breakthrough innovation The mattress industry is large, stable and growing ($bn) (1) First coil spring construction Foam rubber mattresses and pillows Modern waterbed Airbeds One of the very few significant innovations in decades Tempur introduces proprietary foam technology v1.0 v2.0 v 3.0 1860s Today 1950s 1960s 1980s 1990s (1) US bedding sales ($bn). Includes mattresses and foundations. ’17E traditional manufacturer revenues per ISPA, multiplied by a 2.0x estimated wholesale / retail markup; Direct - to - consumer represents KeyBanc emerging e - commerce mattress brands estimate Source: ISPA, KeyBanc ’16 – ‘17E CAGR 7% 60% 5% Ample room for further direct - to - consumer penetration Adjacent markets such as bedding, pillows, cushions, etc. further expand opportunity Targeted markets are direct - to - consumer and traditional mattress retail as well as other mass retail. Purple has active opportunities in all of these markets 11.4 11.8 12.6 13.6 14.0 15.0 16.2 16.7 17.5 0.1 0.3 0.8 1.2 11.4 11.8 12.6 13.6 14.0 15.1 16.5 17.5 18.7 '09 '10 '11 '12 '13 '14 '15 '16 '17E Traditional manufacturers Direct-to-Consumer 1 Direct - to - consumer

8 One of a kind solution A superior product at a competitive price that is functionally different and visually unique Purple’s performance, unique look and construction make the mattresses completely differentiated Other products in market Purple’s game changing comfort technology products Hyper - Elastic Polymer Smart - Comfort Grid and quality cushioning base Memory foam, polyurethane foam Polyurethane foam Memory foam, polyurethane foam Steel coils, memory foam and polyurethane foam Proprietary technical foam 1 Competing offerings are either soft OR firm Purple is both soft AND firm Memory foam, coil

2 Growing complementary product portfolio creates compelling long-term value proposition



Price(1)
Seat Cushions
Hyper-Elastic Polymer to stay stretchy yet durable
Grid pattern designed to fold and progressively yield under pressure
Mattress
Patented advanced cushioning technology
First no pressure mattress
Pillow
Aligns one's neck for additional comfort
Sleeps cool with patented Purple design
Sheets
World's first bamboo-based, ultra stretchy sheets for supreme comfort and pressure relief
Significantly more breathable than top-selling Egyptian cotton sheets
Platform Base
Strongest, squeekless platform on the market
2.5 inches taller than standard foundation – no boxspring needed
Mattress Protector
Stretchy mattress protector leads to deeper, better sleep
Does not make mattress uncomfortable, but still liquid proof
PowerBase
Relieves tension using full-body massagers with 5 comfort levels
Elevates feet to reduce back discomfort and improve blood flow
Customizable comfort positions
2010
2016
2017
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr
Launch date

- ✓ ***Proven ability to innovate and launch new products***
- ✓ ***Products provide comfort throughout the day***
- ✓ ***Multiple customer entry points across different price points***
- ✓ ***Varying replacement cycle unit ownership leads to increased purchase frequency***
- ✓ ***Strong synergies between durable and consumable***

(1) Y-axis not to scale

purple 9

10 Innovation + manufacturing + marketing = vertical integration  Dedicated team focused on improving existing products and prototyping new designs  Patent - protected Hyper - Elastic Polymer technology  57 granted and pending patents Innovation Manufacturing Marketing  2 facilities totalling 664,000 sq. ft. located in Alpine and Grantsville, UT  Facilities provide ample infrastructure to support massive growth  Patent - protected Mattress Max manufacturing equipment provides unique capabilities  Dedicated marketing team  Massive social media presence  Marketing spend and efficiency based on long term ROI Strong IP generation & protection Low cost & scalable infrastructure Increase brand awareness, engagement & conversion Vertically integrated brand Manufacturing Products Packaging 3

11 Direct to consumer Brick - and - mortar partnerships Specialty  Purple continues to increase sales and penetration through existing channels  2 million unique visitors per month  Highly coveted platform statistics (Youtube, Facebook etc.)  Established relationships given long history of products  Ability to reach large store footprint  Catalogue and TV home shopping provide additional levers for sales  Strength in smaller ticket sales / impulse purchases Select current partners: (1) Retail partnerships  Announced test with Mattress Firm in select locations  Largest specialty mattress retailer with approximately 3,500 stores (2) Multi - channel distribution strategy 1 3 2 4 Consumer curious but would like to test in - store In - store consumer experience leading to purchase ? (1) Currently only non - mattress products sold through this channel (2) 2016 Furniture Today, Mattress Firm Videos + Mobile + Social + Website “Comfort Zone” in stores 4

12 Purple growth opportunities Multi - channel distribution / retail partnerships International expansion Existing product innovation New product launches across sleep, sit & stand Category & vertical expansion Purple has multiple vectors to drive growth Direct - to - consumer growth & penetration 5

13 $21.0 $78.0 YTD16 YTD17 $4.6 $65.7 2015 2016 Historical financials Y - o - Y net revenues YTD16 vs YTD17 (1) 2015 vs 2016 271% ( millions) Consistent track record of profitability 5 Note: 2016 full year financial results per audited financials. All other figures are unaudited unless noted (1) Year - to - date reflects 1H 2016 and 1H 2017 results, respectively 1,317%

14 Visionary leaders…  28 years of product development history with Purple’s predecessor companies  Tony is the visionary behind Purple’s patented Hyper - Elastic Polymer technology  Has numerous patents and has been key to taking many ideas to the manufacturing stage  Over 13 years of experience in advanced aerospace materials and engineering  Has transitioned day to day responsibilities to Terry and the Management team  Terry has spent 28 years focused on designing cushion technology and other products  Production , research & development and bringing the brothers’ ideas to life  Development of Mattress Max, Purple’s patented mattress manufacturing machine  Over 20 years of experience in manufacturing, design and project management prior to Purple  Continues to realize his goal of making millions of people more comfortable 6 Sam Bernards Chief Executive Officer  Sam led numerous teams at Walmart that were responsible for a $2 billion program to optimize its global supply chain, a $7 billion program for strategic supplier management and an $80 billion growth strategy for Walmart US, which resulted in the launch of Walmart Express and other innovations  Founding member of venture capital firm Peak Ventures, which invested in 31 companies Terry & Tony Pearce Founders

15 …Complemented by an exceptional executive team Wayne Moorehead Chief Brand Officer  Previously CMO for a large public company as well as an INC 500 company where he was instrumental in building their billion - dollar brand  Has led brand strategy at multiple creative agencies where he worked with many well - known and iconic brands Alex McArthur Chief Marketing Officer  Alex leads the world class marketing and branding teams at Purple  Has experience in both agency and in - house settings, including startups and large public enterprises  Experience spans all digital marketing strategies including web, content, mobile, email, social, analytics and search marketing efforts 6 Dan Hill Chief Retail Officer  Managed 13 MyComfort mattress stores  Led EquaPressure for 7 years and other retail programs for 10 total years Mark Jaggi Interim Chief Financial Officer  Prior to joining Purple, spent over a decade as a CFO with 2 public companies  Started career in finance at Ford Motor Company

16 Complemented by an exceptional executive team (continued) 6 Charlie Smith Chief Operating Officer  Spent 2 years as a managing partner at Milestone Management Partners, an international training and consulting firm specializing in operational excellence  Acted as VP of Global Operations at Morinda, a juice company, responsible for the Company’s global supply chain, manufacturing, real estate, distribution and executive strategy for 6 years Jodi Deputy Head of Purple People  23 years of HR and organizational leadership experience with progressive and proven track record  HR partner for a $ 400 million business and led HR team and operations in over 15 countries Mitch Edwards Chief Business Development Officer  Former C - level executive of public and private high - profile e - commerce , consumer electronics, Internet, entertainment and consumer brand companies  CEO of Overstock.com and CFO & General Counsel of Skullcandy, Razer, BitTorrent and Digital Courier Technologies Casey McGarvey Chief Legal Officer  Casey has over 30 years of legal experience as an attorney and general counsel  Extensive experience in licensing, contracts, litigation and IP - related matters

17 Investment highlights Brand Powerful brand and scalable platform built on patented comfort technology Market opportunity Technology and channel disruption to a massive and growing market Technology Backed by patented technology and IP, revolutionizing the way people sleep, sit and stand Innovative product portfolio Success across multiple product categories Vertically integrated Seamlessly and successfully integrated innovation, manufacturing and marketing capabilities Financial Rare intersection of hyper - growth, scale and profitability Team Deep and experienced team of innovation / technology, marketing and retail experts What’s next… Enormous runway for growth and expansion opportunities Purple is a leading comfort technology brand that designs and manufactures products to improve how people sleep, sit & stand

Illustrative transaction terms

Key transaction terms and next steps

- Pro-forma enterprise value of $1,122.9 million
- $55.3 million of proceeds used to fund future growth initiatives and for general corporate purposes
- Existing Purple equity holders will be issued 101.0 million shares in GPAC at close (rolling 92% of its equity) and paid $90.0 million cash consideration[1]
- The minimum cash closing condition for the transaction is $100 million, net of deal expenses
- 1/3 of GPAC Founder shares are forfeited and another 1/3 to be subject to an earnout, vesting when base shares trade up to $12.50
- All Sponsor Warrants to be transferred to current Purple equity holders, further aligning their future interests with shareholders
- GPAC anticipates securing an extension to complete the transaction and currently anticipates the merger proxy to be filed in September 2017
- Shareholder vote currently anticipated to be set in the fourth quarter of 2017
- As a result of the contemplated transaction, Purple will merge into GPAC, a publicly traded investment vehicle

Sources & uses

Sources (in $ millions)	
GPAC cash[2]	$155.3
Purple roll-over equity	$1,010.0
Total sources	**$1,165.3**
Uses (in $ millions)	
Cash to existing Purple shareholders	$90.0
Cash to balance sheet	$55.3
Purple roll-over equity	$1,010.0
Deal expense	$10.0
Total uses	**$1,165.3**

Pro-forma enterprise value

(in $ millions, unless noted)	Pro-forma for transaction close
GPAC illustrative share price	$10.00
Pro-forma shares outstanding[3]	117.8
Total equity value	**$1,178.0**
(+) Pro-forma net debt	($55.3)
Pro-forma enterprise value	**$1,122.9**

Illustrative post-transaction ownership breakdown[3]



GPAC shareholders 13%
GPAC sponsor 1%
Purple rollover 86%

Note: Presented information represents the terms of the transaction as contemplated by the letter of intent. The letter of intent is a non-binding understanding. The terms of the transaction are subject to change and to the negotiation and execution of definitive agreements

(1) Assumes an illustrative per share price of $10.00

(2) Assumes all SPAC proceeds will participate in the deal or parties not wishing to participate will be replaced with other public investors rather than redeemed

(3) The pro-forma shares outstanding consists of 15.5 million GPAC public shares, 1.3 million GPAC founder shares, and 101.0 million rollover shares to be issued to Purple equity holders. GPAC has committed to cancel 1.3 million founder shares and to have the issuance of 1.3 million founder shares subject to certain conditions. The shares to be cancelled and shares subject to conditions are not included in the above share information. Furthermore, all GPAC founder warrants will be transferred to Purples equity holders. The foregoing assumes that (i) no equity awards will be granted (excluding rolled over Purple profits interests) under the new equity incentive plan to be adopted by GPAC, and (ii) there are no adjustments to the transaction consideration purple

18

19 Appendix I: Financial overview

20 Historical balance sheet ($ actual) FYE 2016 ASSETS: Cash and equivalents $4,013,217 Accounts receivable, net 2,327,928 Inventories, net 5,334,861 Prepaids and other current assets 921,974 Total current assets 12,597,980 Property, plant, and equipment, net 6,104,434 Other long-term assets 139,502 TOTAL ASSETS $18,841,916 LIABILITIES AND SHAREHOLDERS' EQUITY: Accounts Payable 6,892,996 Returns reserve 2,269,858 Accrued payroll 1,307,761 Deferred revenue 5,627,723 Other accrued expenses 3,051,775 Other current liabilities 351,426 Total current liabilities 19,501,539 Long-term liabilities 23,641 Total liabilities 19,525,180 Shareholders' equity (683,264) TOTAL LIABILITIES AND EQUITY $18,841,916 Note: Derived from Purple’s 2016 audited financial statements 12/31/2016

21 This Investor Presentation is for informational purposes only and does not constitute an offer to sell, a solicitation of an off er to buy, or a recommendation to purchase any equity, debt or other financial instruments of Purple Innovation, LLC (“Purple” or the “Company”) or GPAC or any of Purple’s or GPAC’s affiliates’ securities (a s such term is defined under the U.S. Federal Securities Laws). This Investor Presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed busin ess combination of Purple and GPAC and for no other purpose. The information contained herein does not purport to be all - inclusive. The data contained herein is derived from various internal and external s ources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modelling or back - testing or any other information contained her ein. Any data on past performance, modeling or back - testing contained herein is no indication as to future performance. Purple and GPAC assume no obligation to update the information in this Inve sto r Presentation . The trademarks and trademark symbols used herein are the properties of their respective companies. Forward Looking Statements Certain statements made in this Investor Presentation are “forward looking statements” within the meaning of the “safe harbor ” p rovisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Investor Presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “in tends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forwar d - l ooking statements. These forward - looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and ot her important factors, many of which are outside GPAC’s or Purple’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward - looking statements. Importa nt factors, among others, that may affect actual results or outcomes include: the inability to enter into a definitive agreement with respect to the proposed business combination or to complete the trans act ions contemplated by the Letter of Intent; matters discovered by Purple or GPAC as they complete their respective due diligence investigation of the other; the inability to recognize the anticipated b ene fits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by GPAC stockholders; the ability to meet NASDAQ’s listi ng standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; Purple’s ability to manage growth; Pur ple ’s ability to execute its plans to develop and market new products and the timing and costs of these development programs; Purple’s estimates of the size of the markets for its products; the rate and deg ree of market acceptance of Purple’s products; the success of other competing cushioning and bedding technologies that exist or may become available; Purple’s ability to identify and integrate acq uisitions; the performance of Purple’s products; rising costs adversely affecting Purple’s profitability; potential litigation involving GPAC or Purple or the validity or enforceability of Purple’s in tellectual property; and general economic and market conditions impacting demand for Purple’s products. Other factors include the possibility that the proposed transaction does not close, including due to the fai lure to receive required security holder approvals, or the failure of other closing conditions. Neither GPAC nor Purple undertakes any obligation to update or revise any forward - looking statements, whether as a r esult of new information, future events or otherwise, except as required by law . Additional Information about the Transaction and Where to Find It In connection with the proposed business combination, GPAC will file preliminary and definitive proxy statements with the SEC an d will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of GPAC are advised to read, when available, the preliminary proxy statement, an d a mendments thereto, and the definitive proxy statement in connection with GPAC’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed business combination because the proxy statements will contain important information about the proposed business combination and the parties to it. The definitive proxy statement will be mailed to stockholders of GPAC as of a rec ord date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Global Partner Acquisition Corp., c/o Andrew Cook, 1 Rockefeller Plaza, 11th Floor New York, New York 10020, e - mail: info@globalpartnerac.com. Participants in the Solicitation GPAC , Purple, and their respective directors, executive officers and other members of their management and employees, under SEC r ule s, may be deemed to be participants in the solicitation of proxies of GPAC stockholders in connection with the proposed business combination. Investors and security holders may obtain more detail ed information regarding the names, affiliations and interests in GPAC’s directors and in its Annual Report on Form 10 - K for the fiscal year ended December 31, 2016, which was filed with the SEC on Mar ch 14, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the GPAC’s stockholders in connection with the proposed busin ess combination will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of GPAC’s and Purple’s participants in the solicitation, whi ch may, in some cases, be different than those of GPAC’s and Purple’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes ava ila ble . Disclaimer This Investor Presentation shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor sh all there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Disclaimer

 Exhibit 99.2

GLOBAL PARTNER ACQUISITION CORP. AND PURPLE INNOVATION, LLC ANNOUNCE LETTER OF INTENT FOR BUSINESS COMBINATION

FOR IMMEDIATE RELEASE

New York, NY and Alpine, UT July 27, 2017 – Global Partner Acquisition Corp. (NASDAQ: GPAC; GPACW; GPACU), a special purpose acquisition company (“GPAC”), and Purple Innovation, LLC (“Purple”) jointly announced today that on July 24, 2017 they entered into a non-binding letter of intent relating to a business combination (the “LOI”), pursuant to which Purple would become a publicly traded company.

Summary of Transaction

Under the terms of the LOI, GPAC and Purple intend to enter into a definitive agreement, pursuant to which GPAC would acquire Purple based on an enterprise value of $1.1 billion, with GPAC paying a portion of the purchase price in cash to the current equity holders (currently anticipated to be approximately $90 million) and with the remainder being paid in rollover equity interests in the combined public company, subject to customary adjustments. Additional cash will be going to the balance sheet of Purple.

As contemplated by the LOI, Purple founders Terry and Tony Pearce would retain a majority shareholder position in the combined public company with Sam Bernards continuing to lead the combined company as CEO. Founders Terry and Tony Pearce will remain with the combined company.

The net cash proceeds from this transaction that are not distributed to Purple’s shareholders are expected to provide Purple with additional growth capital, allowing Purple to continue executing its long-term growth plan while providing Purple with greater access to capital to fund future innovation and acquisitions.

Completion of the business combination is subject to, among other matters, GPAC and Purple entering into a definitive agreement for the business combination and completing their due diligence investigation of the other, approval by GPAC stockholders and other closing conditions to be included in the merger agreement.

Paul Zepf, CEO of GPAC, said, “I believe Purple is a tremendous merger partner for GPAC, given its powerful brand and highly differentiated portfolio of comfort technology solutions. The company’s revolutionary products, vertically integrated design and manufacturing expertise, and world-class marketing capabilities ideally position the company to disrupt multiple massive industries that are ripe for innovation. We are also very excited by Purple’s financial model that displays a unique combination of growth, scale, and profitability. We are pleased to partner with Terry, Tony and Sam and look forward to their continued leadership of Purple.”

Purple is a leading comfort technology company which designs and manufactures products to improve how people sleep, sit, and stand. It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer® technology designed to improve comfort. Purple’s founders, Terry and Tony Pearce, have a 20-year history developing innovative comfort technology and, prior to and separate from the launch of Purple, have developed and licensed numerous technologies to notable global brands.

Terry Pearce said, “We are excited to become a publicly traded company through our merger with GPAC. The GPAC team is an ideal partner led by experienced public market investors and executives that will add significant value to Purple. We believe Purple is uniquely positioned in the market and this transaction will allow us to better take advantage of our large market opportunity and continue our rapid, profitable growth.”

Purple’s intellectual property, history of innovation of its founders, and deep vertical integration, including proprietary equipment and design and manufacturing expertise, create a significant competitive moat and differentiate Purple from many competitors that outsource production of their products. Purple’s growth is also supported by a top-notch marketing team that has generated strong brand awareness and has driven customer acquisitions. Purple’s marketing team has also generated a large social media following that is highly engaged with the Purple brand.

Purple markets and sells its products through direct-to-consumer and traditional retail channels. The legacy mattress industry is inefficient, and is characterized by aggressive mark-ups, dated products, and limited innovation. Purple believes there is significant opportunity for further direct-to-consumer penetration within the overall mattress market and that it is one of the leaders of this trend. Direct-to-consumer companies are benefiting from trends including older demographics experiencing discomfort and increasing spending from health-conscious younger demographics. Consumers across demographics are increasingly shopping online, using mobile devices and social media to inform shopping behavior, all of which benefit Purple’s direct-to-consumer and multi-channel distribution strategies.

Purple is pursuing partnerships and opportunities to support its multi-channel distribution strategy. Purple announced in May 2017 plans for an initial test with Mattress Firm to prominently feature Purple’s products in select retail locations. Mattress Firm has approximately 3,500 locations across the US, representing a significant opportunity for Purple. Purple has numerous product, channel, and geographic expansion opportunities that it anticipates will drive significant growth.

Deutsche Bank Securities Inc., Piper Jaffray Companies, and Raymond James & Associates, Inc. are serving as financial and capital markets advisors to GPAC. Headwaters MB LLC is serving as financial advisor to Purple. Ellenoff Grossman & Schole LLP is acting as legal advisor to GPAC, and Dorsey & Whitney LLP is acting as legal advisor to Purple.

About Purple

Purple is a leading comfort technology company, which designs and manufactures products to improve how people sleep, sit, and stand. It offers cushions, pillows, and other comfort products using its proprietary Hyper-Elastic Polymer® technology. All products are focused on founders Terry and Tony Pearce’s vision to improve comfort. Purple continues to be a disruptor to the traditional mattress industry with its innovative products, packaging and shipping, direct-to-consumer sales, and generous trial and return policies.

About Global Partner Acquisition Corp.
Global Partner Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination. GPAC’s units began trading on The NASDAQ Capital Market on July 30, 2015 and its securities trade on NASDAQ under the ticker symbols GPAC, GPACW and GPACU.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside GPAC’s or Purple’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to enter into a definitive agreement with respect to the proposed business combination or to complete the transactions contemplated by the LOI; matters discovered by Purple or GPAC as they complete their respective due diligence investigation of the other; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by GPAC stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; Purple’s ability to manage growth; Purple’s ability to execute its plans to develop and market new products and the timing and costs of these development programs; Purple’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Purple’s products; the success of other competing cushioning and bedding technologies that exist or may become available; Purple’s ability to identify and integrate acquisitions; the performance of Purple’s products; rising costs adversely affecting Purple’s profitability; potential litigation involving GPAC or Purple or the validity or enforceability of Purple’s intellectual property; and general economic and market conditions impacting demand for Purple’s products. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither GPAC nor Purple undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GPAC will file preliminary and definitive proxy statements with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of GPAC are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with GPAC’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed business combination because the proxy statements will contain important information about the proposed business combination and the parties to it. The definitive proxy statement will be mailed to stockholders of GPAC as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Global Partner Acquisition Corp., c/o Andrew Cook, 1 Rockefeller Plaza, 11th Floor New York, New York 10020, e-mail: info@globalpartnerac.com.

Participants in the Solicitation

GPAC, Purple, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of GPAC stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in GPAC’s directors and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 14, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the GPAC’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Information concerning the interests of GPAC’s and Purple’s participants in the solicitation, which may, in some cases, be different than those of GPAC’s and Purple’s equity holders generally, will be set forth in the proxy statement relating to the proposed business combination when it becomes available.

Disclaimer
This release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contact information

Global Partner Acquisition Corp.

Paul Zepf

Chief Executive Officer

pzepf@globalpartnerac.com

917-244-4880

Purple Innovation, LLC

For information regarding the transaction, please contact Bill Harrison:

Bill Harrison

Head of Consumer Investment Banking, Headwaters MB LLC

wharrison@headwatersmb.com

917-596-5533

For information regarding Purple products, please contact Savannah Turk:

Savannah Turk

Director of Communications, Purple Innovation, LLC

savannah@onpurple.com

801-756-2600 ext 244

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